Exhibit 99.1

Carriage Services Announces Second Quarter 2026 Results and
Confirms 2026 Earnings Per Share Midpoint Guidance
Conference call on Thursday, August 6, 2026 at 8:00 a.m. Central Time
HOUSTON - August 5, 2026 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the second quarter June 30, 2026.
Company Highlights:
•Consolidated cemetery preneed sales production increased 5.0%;
•Consolidated average price per preneed interment right sold grew 17.3%;
•Consolidated insurance-funded preneed funeral contracts sold grew 21.1%;
•Funeral consolidated average revenue per contract grew 4.7%;
•Financial revenue grew 14.0% compared with the prior year quarter;
•GAAP Net Income grew 4.5% and operating income remained flat compared with the prior year quarter;
•Adjusted Consolidated EBITDA grew by 3.1% and adjusted consolidated EBITDA margin expanded 70 basis points to 32.3%;
•GAAP diluted EPS of $0.77 compared with $0.74 in the prior year quarter;
•Adjusted diluted EPS of $0.78 compared to $0.74 in the prior year quarter; and
•Completed the strategic acquisition of one funeral home while maintaining our leverage ratio at 4.0x.
Carlos Quezada, Vice Chairman and CEO, stated, "We are pleased with our second-quarter performance. Against the backdrop of lower national mortality trends that emerged earlier this year, resulting in a 3.5% decline in our at-need volume compared with the second quarter of 2025, we delivered strong financial results. Comparable average revenue per contract increased 3.7% in funeral homes and 17.9% in preneed cemetery average revenue per interment, while total financial revenue grew 14.0%. Another positive during the second quarter was the continued growth in our preneed programs, a key driver of our long-term growth strategy, highlighted by 21.1% growth in insurance-funded preneed funeral contracts and 5.0% growth in consolidated cemetery preneed sales production. These accomplishments more than offset the volume impact, driving revenue to $102.9 million, an increase of 0.8% year over year.
Disciplined cost management drove adjusted consolidated EBITDA of $32.3 million, up $1.0 million, or 3.1%, from the prior year period. Adjusted consolidated EBITDA margin expanded 70 basis points to 32.3%, reflecting the operating leverage created through disciplined execution.
We are in advanced conversations with a number of owners of premier businesses about joining the Carriage Family, and as mentioned on our last call, we expect more activity around closings over the next two quarters and into 2027. We remain excited about the future growth potential through high-quality and strategic growth acquisitions.
Looking ahead, July funeral volume trends are encouraging, and we remain focused on disciplined execution of our 2026 priorities as we continue advancing toward our 2030 Vision," concluded Mr. Quezada.

Exhibit 99.1

FINANCIAL HIGHLIGHTS

	Three months ended June 30,		Six months ended June 30,
(in millions, except volume, average, margins, and EPS)	2026	2025	2026	2025

GAAP Metrics:
Total revenue	$102.9	$102.1	$209.1	$209.2
Operating income	$24.0	$24.0	$49.2	$55.6
Operating income margin	23.3%	23.5%	23.5%	26.6%
Net income	$12.3	$11.7	$25.8	$32.7
Diluted EPS	$0.77	$0.74	$1.61	$2.07
Cash provided by operating activities	$7.6	$8.1	$22.5	$21.9

Cemetery Consolidated Metrics:
Preneed interment rights (property) sold	3,454	4,016	6,607	7,252
Preneed sales production	$24,636	$23,469	$45,769	$42,978
Average price per preneed interment right sold	$6,884	$5,871	$6,470	$5,669

Funeral Consolidated Metrics:
Funeral contracts	10,169	10,589	21,386	22,761
Average revenue per funeral contract	$6,048	$5,776	$6,049	$5,825
Burial rate	31.4%	31.4%	32.1%	32.4%
Cremation rate	60.7%	61.6%	60.6%	60.9%

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$33.3	$32.3	$67.0	$65.2
Adjusted consolidated EBITDA margin	32.3%	31.6%	32.1%	31.2%
Adjusted diluted EPS	$0.78	$0.74	$1.64	$1.70
Adjusted free cash flow	$2.6	$6.9	$13.8	$20.3

Cemetery Comparable Metrics(2):
Preneed interment rights (property) sold	3,316	3,997	6,187	7,088
Preneed sales production	$23,753	$23,423	$44,033	$42,281
Average price per preneed interment right sold	$6,950	$5,894	$6,670	$5,724

Funeral Comparable Metrics(3):
Funeral contracts	9,639	9,985	20,289	21,283
Average revenue per funeral contract	$6,088	$5,869	$6,094	$5,940
Burial rate	31.4%	31.6%	32.1%	32.6%
Cremation rate	60.6%	61.2%	60.5%	60.6%

(1) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(2) Metrics calculated using cemetery comparable results (including cemeteries that are owned for the entire period beginning January 1, 2025 and ending June 30, 2026).
(3) Metrics calculated using funeral comparable results (including funeral homes that are owned for the entire period beginning January 1, 2025 and ending June 30, 2026).
•Total revenue for the three months ended June 30, 2026 increased $0.8 million compared to the three months ended June 30, 2025. In our cemetery segment, we experienced a 17.3% increase in the consolidated average price per preneed interment rights sold and a 14.0% decrease in the consolidated number of preneed interment rights (property) sold. Additionally, in our funeral segment, we experienced a 4.7% increase in the consolidated average revenue per funeral contract and a 4.0% decrease in consolidated funeral contract volume.

Exhibit 99.1

•Net income for the three months ended June 30, 2026 increased $0.5 million compared to the three months ended June 30, 2025. We experienced a $0.9 million decrease in gross profit contribution from our businesses partially offset by a $0.2 million decrease in income tax expense and a $0.4 million decrease in interest expense.
•Total revenue for the six months ended June 30, 2026 decreased $0.1 million compared to the six months ended June 30, 2025. In our cemetery segment, we experienced a 14.1% increase in the consolidated average price per preneed interment rights sold and an 8.9% decrease in the consolidated number of preneed interment rights (property) sold. Additionally, in our funeral segment, we experienced a 3.8% increase in the consolidated average revenue per funeral contract and a 6.0% decrease in consolidated funeral contract volume.
•Net income for the six months ended June 30, 2026 decreased $6.9 million compared to the six months ended June 30, 2025, primarily due to a prior year net gain on divestitures and sale of real property of $7.7 million partially offset by a $0.8 million decline in interest expense and $0.7 million decrease in income tax expense.
OUTLOOK FOR 2026
We are updating our outlook to reflect changes in external demand assumptions, including the lower-than-anticipated mortality trends in the first half of the year and the revised timing of expected acquisitions.

	Original 2026 Outlook (1)	Revised 2026 Outlook (1)
(in millions - except per share amounts)
Total revenue	$440 - $450	$435 - $445
Adjusted consolidated EBITDA(2)	$135 - $140	$135 - $140
Adjusted diluted EPS(2)	$3.35 - $3.55	$3.35 - $3.55
Adjusted free cash flow(2)(3)	$40 - $50	$40 - $50
Capital expenditures	$25 - $30	$20 - $25
(1) Includes the expected revenue impact of acquisitions and divestitures of certain non-core assets.
(2) Adjusted consolidated EBITDA, adjusted diluted EPS, and adjusted free cash flow are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from operating income, diluted earnings per share, and cash provided by operating activities; however, these measures calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following: Gains or losses associated with divestitures, acquisition costs, severance and separation costs, impairment of goodwill, intangibles, and property, plant, and equipment, special vendor incentives, potential tax reserve adjustments and IRS payments and/or refunds, and other special items. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.

(3) Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, August 6, 2026 at 8:00 a.m. Central Time. To participate in the call, please dial 800-330-6710 (Conference ID - 9291372) or to listen live over the internet via webcast link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operated 155 funeral homes in 24 states and 28 cemeteries in 9 states as of June 30, 2026. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service.
For more information, please email InvestorRelations@carriageservices.com.

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except margins and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Funeral comparable revenue	$55,663	$57,030	$118,866	$122,979
Cemetery comparable revenue	33,167	33,309	62,741	61,204
Total comparable revenue	88,830	90,339	181,607	184,183
Financial revenue	9,342	8,196	17,800	15,506
Ancillary revenue	842	904	1,689	1,935
Acquisition revenue	3,904	—	7,865	—
Divested revenue	31	2,708	108	7,592
Total revenue	$102,949	$102,147	$209,069	$209,216

Funeral comparable EBITDA	$20,295	$21,553	$46,458	$50,259
Funeral comparable EBITDA margin	36.5%	37.8%	39.1%	40.9%

Cemetery comparable EBITDA	14,769	14,977	27,598	26,367
Cemetery comparable EBITDA margin	44.5%	45.0%	44.0%	43.1%

Financial EBITDA	8,708	7,601	16,596	14,123
Financial EBITDA margin	93.2%	92.7%	93.2%	91.1%

Ancillary EBITDA	132	32	322	220
Ancillary EBITDA margin	15.7%	3.5%	19.1%	11.4%

Acquisition EBITDA	1,247	—	2,562	—
Acquisition EBITDA margin	31.9%	—%	32.6%	—%

Divested EBITDA	31	561	80	1,982
Divested EBITDA margin	100.0%	30.9%	74.1%	26.1%
Total field EBITDA	$45,182	$44,724	$93,616	$92,951
Total field EBITDA margin	43.9%	43.8%	44.8%	44.4%

Total overhead	$12,128	$12,462	$26,956	$27,741
Overhead as a percentage of revenue	11.8%	12.2%	12.9%	13.3%

Consolidated EBITDA	$33,054	$32,262	$66,660	$65,210
Consolidated EBITDA margin	32.1%	31.6%	31.9%	31.2%

Other expenses and interest
Depreciation & amortization	$7,081	$6,173	$13,036	$11,574
Non-cash stock compensation	1,930	2,092	4,026	3,845
Interest expense	6,683	7,034	13,567	14,332
Other	203	106	475	(7,652)
Pretax income	$17,157	$16,857	$35,556	$43,111
Net tax expense	4,885	5,118	9,792	10,446
Net income	$12,272	$11,739	$25,764	$32,665
Special items(1)	$302	$12	$736	$(8,217)
Tax on special items	85	4	206	(2,432)
Adjusted net income	$12,489	$11,747	$26,294	$26,880
Adjusted net income margin	12.1%	11.5%	12.6%	12.8%

Adjusted diluted earnings per share	$0.78	$0.74	$1.64	$1.70

GAAP basic earnings per share	$0.78	$0.75	$1.63	$2.09
GAAP diluted earnings per share	$0.77	$0.74	$1.61	$2.07

Weighted average shares o/s - basic	15,651	15,458	15,609	15,352
Weighted average shares o/s - diluted	15,842	15,653	15,811	15,528

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$33,054	$32,262	$66,660	$65,210
Special items(1)	205	—	352	—
Adjusted consolidated EBITDA	$33,259	$32,262	$67,012	$65,210
Adjusted consolidated EBITDA margin	32.3%	31.6%	32.1%	31.2%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,550	$1,688
Accounts receivable, net	43,649	40,647
Inventories	7,727	7,763
Prepaid and other current assets	13,714	5,978
Total current assets	67,640	56,076
Preneed cemetery trust investments	113,456	109,152
Preneed funeral trust investments	112,900	115,416
Preneed cemetery receivables, net	69,605	67,055
Receivables from preneed funeral trusts, net	16,165	16,255
Property, plant, and equipment, net	286,815	286,810
Cemetery property, net	114,718	115,645
Goodwill	428,714	427,897
Intangible and other non-current assets, net	45,274	43,607
Operating lease right-of-use assets	11,563	12,045
Cemetery perpetual care trust investments	98,772	95,625
Non-current assets held for sale	322	322
Total assets	$1,365,944	$1,345,905
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,715	$4,296
Accounts payable	16,298	18,999
Accrued and other liabilities	25,467	33,922
Total current liabilities	46,480	57,217
Long-term debt	526,016	528,335
Obligations under finance leases, net of current portion	9,011	9,339
Obligations under operating leases, net of current portion	9,531	10,538
Deferred preneed cemetery revenue	79,360	76,781
Deferred preneed funeral revenue	32,654	33,663
Deferred tax liability	57,834	55,409
Other long-term liabilities	1,469	1,854
Deferred preneed cemetery receipts held in trust	113,456	109,152
Deferred preneed funeral receipts held in trust	112,900	115,416
Care trusts’ corpus	97,864	93,425
Total liabilities	1,086,575	1,091,129
Commitments and contingencies:
Stockholders’ equity:
Common stock	275	274
Additional paid-in capital	237,367	238,539
Retained earnings	320,480	294,716
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	279,369	254,776
Total liabilities and stockholders’ equity	$1,365,944	$1,345,905

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenue:
Service revenue	$45,605	$46,510	$96,527	$99,520
Property and merchandise revenue	47,149	46,513	93,041	92,099
Other revenue	10,195	9,124	19,501	17,597
Total revenue	102,949	102,147	209,069	209,216
Field costs and expenses:
Cost of service	23,897	23,787	48,344	48,364
Cost of merchandise	32,524	32,156	64,538	64,765
Cemetery property amortization	3,129	2,241	5,124	4,069
Field depreciation expense	3,357	3,288	6,765	6,610
Regional and unallocated funeral and cemetery costs	3,652	3,260	8,043	8,495
Other expenses	1,346	1,480	2,571	3,136
Total field costs and expenses	67,905	66,212	135,385	135,439
Gross profit	35,044	35,935	73,684	73,777

Corporate costs and expenses:
General, administrative, and other	11,001	11,938	24,086	23,986
Net loss (gain) on divestitures and impairment charges	90	(1)	368	(5,771)
Operating income	23,953	23,998	49,230	55,562

Interest expense	6,683	7,034	13,567	14,332
Other, net	113	107	107	(1,881)
Income before income taxes	17,157	16,857	35,556	43,111
Expense for income taxes	4,935	5,260	10,098	13,451
Benefit related to discrete income tax items	(50)	(142)	(306)	(3,005)
Total expense for income taxes	4,885	5,118	9,792	10,446
Net income	$12,272	$11,739	$25,764	$32,665

Basic earnings per common share:	$0.78	$0.75	$1.63	$2.09
Diluted earnings per common share:	$0.77	$0.74	$1.61	$2.07

Dividends declared per common share:	$0.1125	$0.1125	$0.2250	$0.2250

Weighted average number of common and common equivalent shares outstanding:
Basic	15,651	15,458	15,609	15,352
Diluted	15,842	15,653	15,811	15,528

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$25,764	$32,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,037	11,574
Provision for credit losses	2,048	1,973
Stock-based compensation expense	4,026	3,845
Deferred income tax expense	2,426	3,264
Amortization of intangibles	643	660
Amortization of debt issuance costs	259	255
Amortization and accretion of debt	292	278
Net loss (gain) on divestitures and impairment charges	368	(5,771)
Net gain on sale of excess real property	—	(1,993)

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(7,601)	(11,430)
Inventories, prepaid, and other current assets	(7,376)	(3,136)
Intangible and other non-current assets	(2,717)	(1,117)
Preneed funeral and cemetery trust investments	(3,380)	(4,281)
Accounts payable	(3,444)	(2,245)
Accrued and other liabilities	(8,229)	(10,458)
Deferred preneed funeral and cemetery revenue	1,572	1,941
Deferred preneed funeral and cemetery receipts held in trust	4,762	5,853
Net cash provided by operating activities	22,450	21,877

Cash flows from investing activities:
Acquisitions of businesses	(4,500)	—
Capital expenditures	(9,223)	(6,009)
Proceeds from divestitures and sale of other assets	342	18,822
Net cash (used in) provided by investing activities	(13,381)	12,813

Cash flows from financing activities:
Borrowings from the credit facility	63,029	24,600
Payments against the credit facility	(65,729)	(48,700)
Payments on acquisition debt and obligations under finance leases	(251)	(221)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	688	983
Taxes paid on restricted stock, performance award vestings, and exercise of stock options	(2,387)	(7,631)
Dividends paid on common stock	(3,557)	(3,488)
Net cash used in financing activities	(8,207)	(34,457)

Net increase in cash and cash equivalents	862	233
Cash and cash equivalents at beginning of period	1,688	1,165
Cash and cash equivalents at end of period	$2,550	$1,398

Exhibit 99.1

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The tax adjustment related to certain discrete items is not tax effected, all other special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals, and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for capital expenditures, which include cemetery property development costs, facility repairs and improvements, equipment, furniture, and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral comparable EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA, acquisition EBITDA, and divested EBITDA related to the funeral home segment. Funeral comparable EBITDA margin is defined as funeral comparable EBITDA as a percentage of funeral comparable revenue.
•Cemetery comparable EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, acquisition EBITDA, and divested EBITDA related to the cemetery segment. Cemetery comparable EBITDA margin is defined as cemetery comparable EBITDA as a percentage of cemetery comparable revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise, and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

Exhibit 99.1

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative, and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Comparable EBITDA and Cemetery Comparable EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit), and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral comparable EBITDA and cemetery comparable EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor, and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees, and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral comparable EBITDA, cemetery comparable EBITDA, financial EBITDA, ancillary EBITDA, acquisition EBITDA, and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Exhibit 99.1

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating income	$23,953	$23,998	$49,230	$55,562
Depreciation & amortization	7,081	6,173	13,036	11,574
Non-cash stock compensation	1,930	2,092	4,026	3,845
Net loss (gain) on divestitures and impairment charges	90	(1)	368	(5,771)
Consolidated EBITDA	$33,054	$32,262	$66,660	$65,210
Adjusted for:
Acquisition and divestiture expenses	$184	$—	$184	$—
Other special items(1)	21	—	$168	$—
Adjusted consolidated EBITDA	$33,259	$32,262	$67,012	$65,210

Total revenue	$102,949	$102,147	$209,069	$209,216
Operating income margin	23.3%	23.5%	23.5%	26.6%
Adjusted consolidated EBITDA margin	32.3%	31.6%	32.1%	31.2%

(1) Represents expenses related to external legal and advisory costs for a specific tax matter.

Exhibit 99.1

Special items affecting Adjusted net income (in thousands) for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Acquisition and divestiture expenses	$184	$—	$184	$—
Net loss (gain) on divestitures and sale of real estate(1)	(3)	12	$48	$(7,913)
Impairment of goodwill, intangibles, and PPE (2)	100	—	336	117
Tax adjustment related to certain discrete items	—	—	—	(421)
Other special items(3)	21	—	168	—
Total	$302	$12	$736	$(8,217)

(1) Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(2) Represents impairment of assets held for sale.
(3) Represents expenses related to external legal and advisory costs for a specific tax matter.
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP diluted earnings per share(1)	$0.77	$0.74	$1.61	$2.07
Special items	0.01	—	0.03	(0.37)
Adjusted diluted earnings per share	$0.78	$0.74	$1.64	$1.70
(1) See table below for computation of diluted earnings per share
Computation of the diluted earnings per share for the three months and three and six months ended June 30, 2026 and 2025 (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Numerator for basic and diluted earnings per share:
Net income	$12,272	$11,739	$25,764	$32,665
Less: Earnings allocated to unvested restricted stock	(150)	(194)	(333)	(540)
Income attributable to common stockholders	$12,122	$11,545	$25,431	$32,125

Denominator:
Denominator for basic earnings per common share – weighted average shares outstanding	15,651	15,458	15,609	15,352
Effect of dilutive securities:
Stock options	191	195	202	176
Denominator for diluted earnings per common share – weighted average shares outstanding	15,842	15,653	15,811	15,528

Diluted earnings per common share:	$0.77	$0.74	$1.61	$2.07

Antidilutive stock options excluded from the computation of diluted earnings per share	208	228	213	224

Exhibit 99.1

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash provided by operating activities	$7,552	$8,085	$22,450	$21,877
Cash used for capital expenditures	(5,327)	(2,846)	(9,223)	(6,009)
Free cash flow	$2,225	$5,239	$13,227	$15,868

Plus: incremental special items:
Acquisition and divestiture costs	$184	$—	$184	$—
Severance and separation costs(1)	4	411	177	$1,885
Other special items(2)	168	1,250	168	2,500
Adjusted free cash flow	$2,581	$6,900	$13,756	$20,253

(1) Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents cash paid related to external legal and advisory costs for a specific tax matter in 2026 and cash paid for professional services related to the review of strategic alternatives in 2025.

Exhibit 99.1

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, adjusted EBITDA, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned acquisitions and divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any statements related to the ATM Program, potential future sales thereunder, and the expected use of proceeds thereof, including our ability to meet the expectations, timing and plans, if at all, related to the ATM Program; or any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or divestitures, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive, and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; our ability to meet the timing, objectives, and expectations related to our 2030 Vision, if at all; our ability to meet the timing, objectives, and expectations of our ATM Program, if at all, including the planned use of proceeds and the potentially dilutive effects to our stockholders of issuances of shares under the ATM Program; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; the execution of our Standards Operating and strategic acquisition frameworks; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development, and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, share repurchases, or dividend increases; our ability to meet the projected financial and performance guidance of our updated full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance policies; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the

Exhibit 99.1

Internal Revenue Service, including changes and potential impacts, if any, resulting from the recently enacted One Big Beautiful Bill Act; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business, and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto; the effects of any additional imposition or changes in tariffs or trade agreements including, but not limited to, any potential disruptions in international trade, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects; economic, financial, and stock market fluctuations; significant weather events, natural disasters, or catastrophic events; uncertainty around, and disruption from, new and emerging technologies, such as artificial intelligence (“AI”) and generative AI, and the failure to adapt or successfully incorporate such technologies into the Company's business; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; military conflicts, acts of war or terrorists acts and the governmental or military response to such acts or conflicts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.